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                                   Exhibit 6.2

             ATTORNEY DISCLOSURE AND SPECIAL RELATIONSHIP AGREEMENT

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

                             ATTORNEY DISCLOSURE AND
                         SPECIAL RELATIONSHIP AGREEMENT

                                Karl E. Rodriguez
                                 ATTORNEY AT LAW

This Agreement is made by and between INTREPID INTERNATIONAL, LTD., a Nevada Corporation, (hereafter "Intrepid"), and NET MASTER CONSULTANTS, INC. a Texas Corporation, (hereafter "Intrepid-Client"), and KARL E. RODRIGUEZ, Exim International, Inc.'s General Counsel, and dated January 1, 1999. In consideration of the mutual promises contained herein, and on the terms and conditions herein set forth, the parties agree as follows:

     A. SUMMARY.

     Net Master Consultants, Inc. has employed Intrepid International, Ltd. to perform certain financial services to Client, some of which services are to be provided for Client, and in the Client's name, by attorneys with established and continuing relationship to Intrepid. The purpose of this agreement is to provide full written disclosure, and to define special character of both the ostensible and actual relationships between the parties.

     KARL E. RODRIGUEZ is actually General Counsel of Exim International, Inc.

     KARL E. RODRIGUEZ will be authorized by this agreement to act as ostensible Special Transactional Counsel for Net Master Consultants, Inc..

     A. RECITALS

     1. Intrepid Retainer Agreement. Intrepid International, Ltd. is or will be hereby retained as financial services consultants for the Intrepid-Client, pursuant to that certain FINANCIAL SERVICES CONSULTING AGREEMENT of even date herewith. Among the services contemplated to be provided by that Agreement are the services of KARL E. RODRIGUEZ, attorney at law, as Special Transactional Counsel for the Intrepid-Client.

     2. Exim International, Inc., is a financial consulting firm, not a broker, dealer or registered investment advisor, a principal consultant to Intrepid International, Ltd.

     3. Exim General Counsel. Karl E. Rodriguez, attorney at law, is General Counsel to Intrepid's Consultant, Exim International, Inc., first and foremost and always, and this paramount status and relationship has been and is hereby fully disclosed, in connection with the Intrepid-Client's consideration of the potential services of Karl E. Rodriguez as Special Counsel with Limited Authority, in connection with, and only in connection with the services requested and agreed to between Intrepid and the Intrepid-Client.

     4. Definition of "Special Counsel with Limited Authority". As used in this Attorney Disclosure Agreement, this expression shall have the following meaning, consistently and without exception: Exim General Counsel Karl E. Rodriguez is authorized, where appropriate to employ the designation "Special Counsel" or "Special Transactional Counsel" for the Intrepid-Client, in connection with, and only in connection with services to and for the Intrepid-Client requested by the Intrepid-Client to be performed by Intrepid

Attorney Disclosure and
Special Relationship Agreement
Karl E. Rodriguez
ATTORNEY AT LAW   Page 2

     pursuant to the FINANCIAL SERVICES CONSULTING AGREEMENT of even date herewith. Exim General Counsel, Karl E. Rodriguez as between such Counsel and the Intrepid- Client, is not Intrepid-Client's Counsel, nor counsel to the Intrepid-Client generally, or in any other manner than specified in this definition. Special Counsel will not take action which is not authorized by the Intrepid-Client nor represent to any person any general authority to speak for or bind the Intrepid-Client in any manner."

     5. Intrepid-Client's right to decline the relationship. The Intrepid-Client has been informed, and is informed hereby, that the Intrepid-Client is not required to join in the special relationship disclosed and defined herein. Intrepid-Client may employ or require its own counsel or independent counsel for any and all purposes at its expense and in addition to its obligations to Intrepid. The Intrepid-Client is advised to retain its own counsel, as it may deem appropriate, to review and advise the Intrepid-Client as to any matter arising from its relationship to Intrepid or Exim's Counsel.

     6. Management's Preference. It is the desire of sophisticated management that the unnecessary expense of cumulative counsel with respect to purely technical matters is not warranted, necessary or appropriate, with respect to the limited authority and scope of the Special Counsel relationship, as defined, and that no conflict of interest exists or is likely to arise from the strict and precise observance of that relationship as defined. Accordingly management understands, accepts and affirmatively requests such an arrangement.

     B. SPECIAL COUNSEL AGREEMENT

     1. Special Counsel. The Intrepid-Client and Intrepid Counsel hereby agree and adopt that special technical relationship of Special Counsel with Limited Authority as defined hereinabove, for the sole and separate purpose of allowing Intrepid Counsel to perform services appropriate to the services of Intrepid requested by the Intrepid-Client.

     2. Billings. Special Counsel (Exim's Counsel) shall invoice and bill applicable time and services to Intrepid, separately with respect to matters applicable to this Intrepid-Client. Time shall be billable at $250.00/hr, and such incidental secretarial services shall be billable at $85.00/hr, as may be reasonably and necessarily performed by its secretary. Additional services may be performed by subcontractor attorneys, subject to arrangements approved by the Intrepid-Client in advance. Intrepid shall be responsible, as between Intrepid and its counsel, for the compensation and discharge of its Counsel's billings. Intrepid shall include Counsel's segregated billings along with its own, and, as between Intrepid and the Intrepid-Client, the Intrepid-Client shall be responsible to Intrepid for the total of its own and Counsel's billings. Certain special minimum fixed fees shall apply to Legal Opinions: (a) Opinions for the Issuance of free trading stock, $2,500.00; Opinions to remove restriction on issued restricted securities; $2,000.00; Opinions to issue restricted securities, as defined in Rule 144(a), $1,000.00.

Attorney Disclosure and
Special Relationship Agreement
Karl E. Rodriguez
ATTORNEY AT LAW   Page 3

     3. Termination. The terms of this agreement may be terminate by either Intrepid-Client or Special Counsel at any time upon written or other reasonable notice to the other.

     4. Miscellaneous This agreement sets forth the entire agreement and understanding between the parties and supersedes all prior discussions, agreements and understandings, if any, of any and every kind and nature, between them. This agreement is made and shall be construed and interpreted according to the laws of the Intrepid-Client's place of Incorporation if that be Nevada or Texas, and if not, pursuant to the laws of the State of Nevada.

     Accordingly the parties cause this agreement to be signed by their duly authorized representative, as of the date written below.

Intrepid International, Ltd.

by




/s/                                              /s/
-----------------------------                    -------------------------------
Kirt W. James, President                                       Karl E. Rodriguez
                                                               attorney at law


The above is understood and agreed to and I state under the penalties of perjury that I am authorized to execute this letter agreement:

                                                   Net Master Consultants, Inc.



Date:  1/1/99                                    By:                         /s/
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                                                     Dan Sifford, President